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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 3, 2000


                      First Niagara Financial Group, Inc.
               ------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

        Delaware                      0-23975                  16-1545669
----------------------------     ----------------------      ---------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer)
     of Incorporation)                                    Identification No.)


6950 South Transit Road, P.O. Box 514, Lockport, New York          14095-0514
------------------------------------------------------------     -------------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (716) 625-7500
                                                     --------------


                                Not Applicable
                                --------------

          (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition of Assets

     On November 3, 2000, First Niagara Financial Group, Inc. (the "Company") completed its acquisition of Iroquois Bancorp, Inc. ("Iroquois"), the holding company for Cayuga Bank ("Cayuga") and The Homestead Savings (FA) ("Homestead"). Homestead was merged into Cayuga with its five locations becoming Cayuga branches. Cayuga will retain its name and operate as a subsidiary of the Company. The transaction was accounted for using the purchase method. The purchase price of $81.2 million was funded internally primarily through the sale of securities and short-term borrowings. The following information supplements the information contained in Item 5 of the Quarterly Report on Form 10-Q filed on November 14, 2000 relating to the acquisition of Iroquois by the Company (referred to as the "Merger").

Item 7.   Financial Statements and Proforma Financial Information and Exhibits.

       (a) Financial statements of the business acquired.

       The consolidated financial statements of Iroquois for the year ended December 31, 1999 contained in its 1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2000 is incorporated herein by reference. The consolidated financial statements of Iroquois included it its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 2, 2000, are also incorporated herein by reference.


       (b) Proforma financial information

       The following unaudited proforma condensed consolidated statement of condition as of September 30, 2000 is based on the unaudited historical consolidated statements of financial condition of the Company and Iroquois as of that date assuming that the Merger consummated on November 3, 2000 had occurred on September 30, 2000.

       The following unaudited proforma condensed consolidated statements of income for the nine months ended September 30, 2000 and the year ended December 31, 1999 reflect the combination of historical results of operations of the Company with the historical results of Iroquois, CNY Financial, Inc. and Albion Banc Corp, Inc. as if the purchase of those entities had occurred at the beginning of the two respective periods. The unaudited condensed consolidated statements of income give effect to the purchase accounting adjustments including goodwill recognized in the aforementioned purchase transactions.

       These proforma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company's September 30, 2000 Form 10-Q and December 31, 1999 Form 10-K; and in Iroquois's June 30, 2000 Form 10-Q and December 31, 1999 Form 10-K.


       Goodwill recognized with respect to the merger was approximately $44.0 million and will be amortized over a period of 20 years. In the opinion of the Company's management, the estimates used in the preparation of these proforma financial statements are reasonable under the circumstances.

       The combined company expects to achieve benefits from the Merger including operating cost savings and revenue enhancements. These proforma financial statements do not reflect any potential cost
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savings and revenue enhancements that are expected to result from the combination of operations of the Company and Iroquois and, accordingly, may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of cost savings and revenue enhancements to be realized. As a result, these proforma financial statements are not necessarily indicative of either the result of operations or financial condition that would have been achieved had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations or financial condition that may be achieved in the future by the combined company.

       (c)  Exhibit         Description
            -------         -----------

            2.1 Agreement and Plan of Reorganization dated as of March 26, 2000 by and between Iroquois and First Niagara Financial Group, Inc., formerly Niagara Bancorp, Inc., incorporated by reference to Exhibit No. 2.1 to Iroquois's current report on Form 8-K dated April 6, 2000 (File No. 000-18301)

            23 Consent of KPMG LLP, independent auditors to Iroquois filed herewith.

            99.1 Press release, dated November 6, 2000, announcing consummation of the merger filed herewith.

            99.2 Iroquois's 1999 audited financial statements, together with the report of the independent auditors thereon. Incorporated by reference to Iroquois's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 000-18301).

            99.3 Iroquois's September 30, 2000 unaudited financial statements. Incorporated by reference to Iroquois's quarterly report on Form 10-Q for the quarterly period ended September 30, 2000 (File No. 000-18301).

            99.4 Unaudited proforma condensed consolidated statement of condition of First Niagara Financial Group, Inc. as of September 30, 2000 and unaudited proforma condensed consolidated statement of operations for the nine months ended September 30, 2000 and for the year ended December 31, 1999 filed herewith.
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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          FIRST NIAGARA FINANCIAL GROUP, INC.


       DATE: January 12, 2001             By: /s/ Paul J. Kolkmeyer
                                             -----------------------------------
                                                Paul J. Kolkmeyer
                                                Executive Vice President and
                                                Chief Operating Officer
                                                (Duly Authorized Representative)